UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On June 29, 2022, Aytu BioPharma, Inc. (the “Company”) entered into an indemnification agreement (collectively, the “Indemnification Agreements”) with each of the current directors and certain senior officers of the Company (collectively, the “Indemnitees”) to clarify and supplement existing indemnification protections provided under the Company’s Amended and Restated By-Laws and Delaware law. The Indemnification Agreements require the Company to indemnify the Indemnitees to the fullest extent permitted by applicable law against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with any action or proceeding arising out of their service as a director or officer, subject to certain exceptions. The Company anticipates that it will enter into substantially similar Indemnification Agreements with new directors and certain senior officers in the future.

The foregoing summary of the Indemnification Agreements is qualified in its entirety by reference to the actual text of the Indemnification Agreements, a form of which is filed herewith as Exhibit 10.1

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits	Item
10.1	Form of Indemnification Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: July 1, 2022	By:	/s/ Mark Oki
Mark Oki
Chief Financial Officer